As filed with the Securities and Exchange Commission on July 22, 2003   Reg. No.
                                       __


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________

                              GREENLAND CORPORATION
             (Exact name of registrant as specified in its charter)

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

NEVADA . . . . . . . . . . . . .           87-0439051
--------------------------------  -------------------
(State or other jurisdiction of.     (I.R.S. Employer
incorporation or organization) .  identification No.)

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                               17075 Via Del Campo
                           San Diego, California 92127
                    (Address of principal executive offices)
                ________________________________________________

                  Employee Compensation and Consulting Services
                              (Full title of plan)
                        ________________________________

                                  Thomas Beener
                               17075 Via Del Campo
                           San Diego, California 92127
                                 (858) 451-6120
    (Address and telephone number, including area code of agent for service)

                                    Copy to:
                             Naccarato & Associates
                              Owen Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 851-9262

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

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
                      Proposed maximum  Proposed maximum
Title of securities.  Amount to be      offering price     Aggregate offering   Amount of
to be registered . .  Registered        per share          Price                Registration fee

Common Stock
($.001 par value). .        10,400,000  $          0.0125  $           130,000  $           10.52

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1933, based upon the exercise price of 10,400,000 shares for consultants at $.0125 per share.

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item  1.     Plan  Information.

The Company is offering shares of its common stock to various individuals for consulting and legal services performed on the Company's behalf. This issuance of shares is being made pursuant to a Consulting and Legal Services Plan adopted by the Board of Directors on July 1, 2003. The Board has equated this number of shares to the value of the legal or consulting services provided or to be provided by these individuals. The shares issued hereunder to eligible participants who are not affiliates of the Company as defined in Rule 405 of the Securities Act will not be subject to any resale restrictions. The Plan is not qualified under ERISA.

The consulting services for which these shares are being issued are not in connection with any offer of sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the securities of the Company.

Item  2.     Registrant  Information  and  Employee  Plan  Annual  Information.*

The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.      Incorporation  of  Documents  by  Reference

     The following documents filed by Greenland Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a)  the  Company's  annual  report  on Form 10-K for the fiscal year ended
December  31,  2002  and  December  31,  2001;

     (b) Form 10-QSB for the quarter(s) ended March 31, 2003, September 30, 2002, June 30, 2002, and March 31, 2002;

     (c)  Definitive  Proxy  14A  filed  September  16,  2002;

     (d) the Company's 1999 Stock Option Plan approved by shareholders on August 1999 and is Amended under the Securities Exchange Act of 1934 are hereby incorporated by reference; and

     (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item  4.     Description  of  Securities

     Securities  are  registered  under  Section  12  of  the  Exchange  Act.

Item  5.     Interests  of  Named  Experts  and  Counsel

Not  applicable.

Item  6.     Indemnification  of  Directors  and  Officers

     Section 78.751, as amended, of the General Corporation Laws of Nevada (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

     The by-laws of the Company contain provisions indemnifying its directors and officers to the extent permitted by 78.751, as amended, of the General Corporation Laws of Nevada (the "Act"), as amended from time to time.

     The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Nevada law.

Item  7.     Exemption  from  Registration  Claimed

     Not  applicable.

Item  8.     Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 6.

Item  9.     Undertakings

(a)     The  undersigned  registrant  hereby  undertakes::

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on the 22nd day of July 2003.

GREENLAND  CORPORATION

By:  /S/  Thomas  Beener
Thomas  Beener,  President  and  Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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

SIGNATURE . . . . . .  TITLE                                   DATE
---------------------  --------------------------------------  -------------

/s/Thomas Beener
---------------------
Thomas Beener . . . .  President, and Chief Executive Officer  July 22, 2003
---------------------  --------------------------------------  -------------

/s/Brian Bonar
---------------------
Brian Bonar . . . . .  Chairman of the Board of Directors      July 22, 2003
---------------------  --------------------------------------  -------------

/s/Eric W. Gaer
---------------------
Eric W. Gaer. . . . .  Director                                July 22, 2003
---------------------  --------------------------------------  -------------

/s/Robert A. Dietrich
---------------------
Robert A. Dietrich. .  Director                                July 22, 2003
---------------------  --------------------------------------  -------------

/s/George Godwin
---------------------
George Godwin . . . .  Director                                July 22, 2003
---------------------  --------------------------------------  -------------

/s/Gene Cross
---------------------
Gene Cross. . . . . .  Director                                July 22, 2003
---------------------  --------------------------------------  -------------

/s/Richard H. Green
---------------------
Richard H. Green. . .  Director                                July 22, 2003
---------------------  --------------------------------------  -------------

                                INDEX TO EXHIBITS

4.1     Common  Stock  Purchase  Warrant  for  Peter  Benz

4.2     Common  Stock  Purchase  Warrant  for  Owen  Naccarato

5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

10.44   Consulting  Agreement  for  Peter  Benz

10.45   Consulting  Agreement  for  Owen  Naccarato

 23.1   Consent  of  Kabani  &  Company,  Inc.

23.2    Consent  of  Counsel  (included  as  part  of  Exhibit  5.1)